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                                   ORAGENICS

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Paul A. Hassie                                                     Joan Kureczka
Chief Financial Officer                               Kureczka/Martin Associates
Oragenics, Inc.                                                   (415) 821-2413
(386) 418-4018                                             Jkureczka@comcast.net

FOR IMMEDIATE RELEASE

                       ORAGENICS APPROVED FOR AMEX LISTING

ALACHUA, FL (May 14, 2004) - Oragenics, Inc. (OTC: OGEN; TSX-V:ORA.U), an emerging biotechnology company developing innovative products for human health, today announced that its common stock listing application has been approved by the American Stock Exchange (the "AMEX"). This approval is contingent upon the company being in compliance with all applicable listing standards on the date it begins trading on the Exchange, and may be rescinded if the Company is not in compliance with such standards. The Company's common stock is expected to commence trading on the AMEX under the trading symbol "ONI" on or around May 20, 2004.

"Listing on the American Stock Exchange represents a significant milestone for us," said Chuck Soponis, Oragenics chief executive officer. "We believe this listing will help increase our investor base, as well as create an opportunity for increased liquidity for Oragenics' stockholders."

About the AMEX

The American Stock Exchange is the only primary exchange that offers trading across a full range of equities, options and exchange traded funds (ETFs), including structured products and HOLDRS(SM). In addition to its role as a national equities market, the AMEX is the pioneer of the ETF, responsible for bringing the first domestic product to market in 1993. Leading the industry in ETF listings, the AMEX lists more than 120 ETFs. The AMEX is also one of the largest options exchanges in the U.S., trading options on broad-based and sector indexes as well as domestic and foreign stocks. For more information, please visit http://www.amex.com.

About Oragenics

Oragenics, Inc. is an emerging biotechnology company focused on the development and licensure of innovative products and technologies for improving human health. The company's lead product is a novel oral rinse for the prevention of tooth decay, which is anticipated to enter clinical trials in 2004 subject to FDA approval. The company is also developing a novel antibiotic with broad-spectrum activity against gram-positive bacteria and a probiotic product aimed at maintaining oral health. The company is headquartered in Alachua, Florida. For more information about Oragenics, please consult the company's website at www.oragenics.com.

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Oragenics Approved for AMEX Listing
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Safe Harbor  Statement  Under the Private  Securities  Litigation  Reform Act of
1995: This release includes forward-looking statements which reflect Oragenics' current views with respect to future events and financial performance. These forward-looking statements are based on management's beliefs and assumptions and information currently available. The words "believe", "expect", "anticipate", "intend", "estimate", "project" and similar expressions which do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause
actual  results  to  differ   materially   from  those  expressed  in  any  such
forward-looking  statements.  These factors include,  but are not limited to (1)
the ability to successfully complete development and commercialization of Oragenics' Replacement Therapy for prevention of tooth decay, novel antibiotic, and probiotic product for oral health; (2) the ability to obtain substantial additional funding; (3) the ability to develop and commercialize products before competitors; (4) the ability to develop commercial products with the in-licensed technology; (5) our inability to meet all the applicable Amex initial listing requirements and, if listed, to meet Amex requirements for continued listing;
(6) the actions of regulatory authorities with respect to our ability to initiate human trials with any of our products currently under development; (7) the inability of any trading to develop on Amex; and (8) other factors detailed from time to time in filings with the Securities and Exchange Commission. We expressly disclaim any responsibility to update forward-looking statements. The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this news release.

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